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                                                                 Exhibit 10.19

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1st day October of 1997, by and between CONTINUCARE CORPORATION, a Florida corporation, ("the Company"), and Steven J. Baldwin, ("Executive").

1.       EMPLOYMENT:

         1.1 EMPLOYMENT AND TERM. The Company shall employ Executive and the Executive shall serve the Company in accordance with terms and conditions set forth herein, for the period of time (hereinafter referred to as the "Term") commencing October 1, 1997 (the "Effective Date") and expiring on the second anniversary thereof, unless sooner terminated as hereinafter set forth.

         1.2 DUTIES OF EXECUTIVE. The Executive shall serve as the Senior Vice President of Rehabilitation Services for the Company and shall perform the duties of an executive commensurate with such position, shall diligently perform all services as may be reasonably assigned to him by the Board of Directors of the Company (hereinafter referred to as the "Board") and shall exercise such power and authority as may, from time to time, be assigned to him by the President of the Company or the Board. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

         1.3 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be placed at the Company's principal executive offices in South Florida, except for required travel on the Company's business.

2.       COMPENSATION.

         2.1 SALARY AND BONUS. During the Term, the Executive shall receive (a) a base salary at the annual rate of $125,000 ("base salary"), such base salary to be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Executive shall be eligible for bonus payments every 6 months, which shall be granted at the sole discretion of the President in consultation with the Compensation Committee (the "Compensation Committee") of the Company's Board of Directors.


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         2.2 STOCK OPTION GRANT. The Executive shall be granted stock options to purchase 40,000 shares of Continucare stock, at a price equal to the average trading price for the preceding thirty [30] days prior to the date of this contract, which shall vest equally over three years.

3.       EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

         3.1 EXPENSE ALLOWANCE. During the Term, the Executive shall receive an expense allowance for proper and necessary expenses related to the business of the Company in the amount of $600.00 per month to be used at the discretion of the Executive.

         3.2 EXPENSE REIMBURSEMENT. During the Term, the Company, shall reimburse the Executive, upon presentation of appropriate and related documentation, any and all expenses for out of town travel, meals and entertainment directly associated to the business of the Company.

         3.3 REIMBURSEMENT OF LIVING RENTAL FEE. The Company shall, upon presentation of appropriate and related documentation, reimburse the Executive for a living rental fee for a 3-month period effective as of October 1, 1997. Said living rental fee shall not exceed the sum of One Thousand Five Hundred and no/cents Dollars ($1,500.00) per month.

         3.4 MOVING EXPENSES. The Company, upon presentation of appropriate and related documentation shall reimburse the Executive for reasonable moving expenses, which expenses are not to exceed $7,000.00.

         3.5 OTHER BENEFITS. The Executive shall be entitled to participate in all medical, hospitalization, dental plan, group life insurance, dental and any and all other plans as are presently and hereinafter offered by the Company to its employees.

         3.6 WORKING FACILITIES. The Company shall furnish the Executive with an office, a secretary and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

4.       TERMINATION:

         4.1 TERMINATION FOR CAUSE. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder for cause. For purposes of this Agreement, the term "Cause" shall mean (i) a material breach of this Agreement which is not cured within 15


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days after receipt by the Executive of written notice of same; (ii) fraud, embezzlement, misappropriation of funds or breach of trust; (iii) charging or indictment of the Executive with any criminal act which is a felony; (iv) exclusion of the Executive from any federal or state healthcare program; (v) material, willful or knowing failure or refusal by the Executive to perform his duties hereunder; (vi) disability of the Executive which prohibits the Executive from performing his duties hereunder for a period of 30 consecutive days; and/or (vii) the failure of the Executive to adhere to the Company's Compliance Program. Any termination for Cause shall be made in writing to the Executive which notice shall set forth in detail all acts or omissions upon which the company is relying for such termination. Upon any termination pursuant to this Section 4.1, the Executive shall be entitled to be paid his Base Salary accrued through the date of termination and any unpaid bonus previously awarded by the Compensation Committee and the Company shall have no further liability hereunder.

         4.2 TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate the Executive's employment hereunder by written notice to the Executive. In the event the Executive is terminated without Cause, this Agreement shall be terminated and the Executive shall be entitled to continue to receive his monthly Base Salary compensation for a period of six months and any unpaid bonus previously awarded by the Compensation Committee. Except as provided in this Section 4.2, the Company shall have no further liability hereunder, (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Sections 3.1 and 3.2 hereof). Notwithstanding the foregoing, the Executive shall be obligated to use his best efforts to seek employment (subject to the restrictions set forth in Section 6 hereof) following such termination on terms comparable to those provided hereunder and to mitigate to the fullest extent possible any and all amounts due and payable hereunder.

         4.3 DEATH. In the event of the death of the Executive during the term of employment hereunder, the Company shall pay to the Personal Representative of the Estate of the deceased Executive any unpaid base salary accrued through the date of death and any unpaid bonus previously awarded by the Compensation Committee. Except as provided in this Section 4.3, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however, to the provisions of Sections 3.1 and 3.2 hereof).


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         4.4 RESIGNATION BY EXECUTIVE. The Executive shall at all times have the right, upon sixty (60) days written notice to the Company, to terminate the Executive's employment hereunder. Upon any termination pursuant to this Section 4.4, the Executive shall be entitled to be paid his accrued Base Salary and any unpaid bonus previously awarded by the Compensation Committee and the Company shall have no further liability hereunder.

5. FULL SETTLEMENT. The Company's obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.

6.       RESTRICTIVE COVENANTS.

         6.1 NON-COMPETITION. During the Term, the Executive will not, directly or indirectly, engage in activities which are competitive with the Company's rehabilitative services business. In the events that (i) the Executive voluntarily resigns his employment with the Company and there has been no material breach of this agreement by the company, or (ii) the Company, in good faith, terminates the Executive for Cause as defined in Provision 4.1 above (excluding, however, any termination based upon disability under 4.1[vi]) then, for a period of twelve (12) months following the date of termination, the Executive will not, directly or indirectly, engage in, become employed with, or have any interest in any person or business entity, regardless of its legal form, which engages in competition with the Company's rehabilitative services business in any city where the Company conducts such business during the Term or at the time of Executive's termination of employment with the Company. These restrictive covenants will no apply in the event that (i) the Executive, in good faith, resigns his employment due to a material breach of this agreement by the Company, or (ii) the Company terminates the Executive without cause, or
(iii) the Company terminates the Executive for Cause based upon disability under Provision 4.1(vi) above, or (iv) the Term of this agreement simply expires and the parties do not renew their employment relationship upon mutually acceptable conditions. Nothwithstanding the foregoing, the Executive may continue to hold securities and/or acquire, solely for investment purposes, securities of any company which are traded on any national securities exchange or which are regularly quoted in the over-the counter market, so long as the Executive does not control, acquire a controlling interest in, or become a member of a group which exercises direct or indirect control of, more than five (5%) percent of any class of capital stock of such corporation.


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and for a period of twelve months following the termination (other than without Cause, as defined in Section 4.1) of the Executive's employment by the Company (not including Executive's voluntary resignation or expiration of the Term), the Executive shall not directly or indirectly engage in or have any interest in, directly or indirectly any sole proprietorship, partnership, corporation, business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly engages in competition with the Company in any and all states in which the Company and/or any of its subsidiary conducts its business during the Term or at the time Executive's employment with the Company is terminated; provided, however, that Executive may continue to hold company securities and/or acquire, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any national securities exchange or are regularly quoted in the over-the-counter market, so long as Executive does not control, acquire a controlling interest in or became a member of a group which exercises direct or indirect control of more than 5% of any class of capital stock of such corporation.

         6.2 NONDISCLOSURE. During the Term and following termination of the Executive's employment with the Company, Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, partners, methods of doing business and marketing and promotion of the Company's services) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all such information. For purposes of this Agreement "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof and not generally discovered or developed by the Executive) prior to or after the date hereof, and not generally known about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.


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         6.3 NONSOLICITATION OF EMPLOYEES. During the Term and for a period of one year following termination of the Executive's employment with the Company, Executive shall not directly or indirectly for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the company for a period in excess of six months.

         6.4 BOOKS AND RECORDS. All books, records, accounts and similar repositories of Confidential Information of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of this Agreement or on the Board's request at any time.

7. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in
Section 6 of this Agreement by the Executive or any of his affiliats, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

9. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:       Continucare Corporation
                         c/o Susan Tarbe
                         Chief Executive Officer
                         100 S.E. 2 Street
                         36th Floor
                         Miami, Florida 33131

If to the Executive:     Steven J. Baldwin

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or to such other address as either party hereto may, from time to time, give notice of to the other in the aforesaid manner.

10. BENEFITS: BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, Personal Representatives, legal representatives, successors and, where applicable, assigns. Notwithstanding the foregoing, neither party may assign its rights or benefits, or delegate any of its duties, hereunder without the prior written consent of the other party hereto.

11. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portion of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by duration, geographic scope or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

12. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

13. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of a breach, by either or both of them, of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from or the injunction of any action constituting a breach of any of the terms or provision of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

14. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, Personal Representative and/or


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legal representative) any rights or remedies under or by reason of this
Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                           CONTINUCARE CORPORATION


                           By  /s/ Charles M. Fernandez
                               ------------------------------------------------
                                    Charles M. Fernandez
                                    Chief Executive Officer
                                    President and Chairman of
                                    the Board.


                           By  /s/ Steven J. Baldwin
                               ------------------------------------------------
                                    Steven J. Baldwin





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